Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755

www.tcfexpress.com

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Record Earnings and EPS ($1.86, up 22 percent)
and Announces Quarterly Dividend Increase of 13 percent

2004 YEAR-END HIGHLIGHTS

•                  Record diluted earnings per share of $1.86, up 22 percent

•                  Record net income of $255 million, up 18 percent

•                  Record return on average assets of 2.15 percent

•                  Record return on average common equity of 27.02 percent

•                  Board declares quarterly dividend increase of 13 percent to 21.25 cents per share

•                  30 new branches opened in 2004; 258 new branches opened since January 1998

•                  Average Power Assets® increased $1 billion, or 16 percent

•                  Increased checking accounts by 91,331 to 1,535,152

FOURTH QUARTER HIGHLIGHTS

•                  Record diluted earnings per share of 50 cents

•                  Record net income of $67.4 million

•                  Record return on average assets of 2.22 percent

•                  Record return on average common equity of 28.35 percent

•                  Opened 12 new branches during the fourth quarter

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months Ended December 31,			Year Ended December 31,
	2004	2003	Change	2004	2003	Change
Net income	$67,402	$59,496	13.3%	$254,993	$215,878	18.1%
Diluted earnings per common share (1)	.50	.43	16.3	1.86	1.53	21.6

Financial Ratios
Return on average assets	2.22%	2.13%		2.15%	1.85%
Return on average common equity	28.35	26.18		27.02	23.05
Net interest margin	4.56	4.68		4.54	4.54

(1)          During the third quarter of 2004, TCF announced and completed a two-for-one stock split of its common stock in the form of a 100 percent stock dividend.  As a result of the two-for-one stock split, all prior period share and per share data have been restated.

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WAYZATA, MN, January 13, 2005 – TCF Financial Corporation (TCF) (NYSE: TCB) today reported record results for 2004.  Diluted earnings per share was a record $1.86 for 2004, compared with $1.53 for 2003.  Net income for 2004 was a record $255 million, up $39.1 million from 2003.  Net income for 2003 included $29.2 million, after-tax, of losses on termination of debt which reduced 2003 diluted earnings per share by 21 cents.  There were no debt terminations in 2004.  For 2004, return on average assets (“ROA”) was a record 2.15 percent and return on average common equity (“ROE”) was a record 27.02 percent, up from 1.85 percent and 23.05 percent, respectively, for 2003.  Diluted earnings per share was a record 50 cents for the 2004 fourth quarter, up from 43 cents for the same period in 2003.  Net income was a record $67.4 million for the fourth quarter of 2004, up from $59.5 million for the same period in 2003.

Dividend Increase

TCF’s board of directors is pleased to announce, for the fourteenth consecutive year, an increase in the regular quarterly dividend to 21.25 cents per common share, effective first quarter 2005.  This represents a 13 percent increase over the 2004 quarterly dividend of 18.75 cents per common share.  The dividend is payable on February 28, 2005 to common shareholders of record at the close of business on February 4, 2005.  As of December 31, 2004, TCF had a 10-year compounded dividend growth rate of 19.6 percent, the fifth highest dividend growth rate among the 50 largest banks in the country.

Chairman’s Statement

“TCF’s disciplined focus on long-term strategies for growth has produced record results in 2004 and some of the best performance ratios in the banking industry,” said William A. Cooper, Chairman and CEO.  “In 2004, our ROA of 2.15 percent, ROE of 27.02 percent and net charge-offs ratio, which remained at a low 11 basis points, is evidence that TCF is truly a high performance bank.”

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Total Revenue

($ in thousands)	Three Months Ended December 31,				Year Ended Ended December 31,
	2004	2003	$ Change	% Change	2004	2003	$ Change	% Change

Net interest income	$126,489	$119,092	$7,397	6.2%	$491,891	$481,145	$10,746	2.2%
Fees and other revenue:
Fees and service charges	67,536	64,486	3,050	4.7	271,664	247,456	24,208	9.8
Card revenue	17,458	12,069	5,389	44.7	63,312	52,991	10,321	19.5
ATM revenue	10,326	10,400	(74)	(.7)	42,935	43,623	(688)	(1.6)
Investments and insurance commissions	2,609	3,037	(428)	(14.1)	12,558	13,901	(1,343)	(9.7)
Total banking fees and other revenue	97,929	89,992	7,937	8.8	390,469	357,971	32,498	9.1
Leasing and equipment finance	21,047	15,372	5,675	36.9	50,323	51,088	(765)	(1.5)
Mortgage banking, net (1)	(122)	6,573	(6,695)	N.M.	12,960	12,719	241	1.9
Other	7,457	2,928	4,529	154.7	14,114	9,014	5,100	56.6
Total fees and other revenue	126,311	114,865	11,446	10.0	467,866	430,792	37,074	8.6
Gains on sales of securities available for sale	6,204	—	6,204	100.0	22,600	32,832	(10,232)	(31.2)
Gains (losses) on termination of debt	—	—	—	—	—	(44,345)	44,345	100.0
Total non-interest income	132,515	114,865	17,650	15.4	490,466	419,279	71,187	17.0
Total revenue	$259,004	$233,957	$25,047	10.7	$982,357	$900,424	$81,933	9.1

Net interest margin	4.56%	4.68%			4.54%	4.54%
Fees and other revenue as a % of total revenue	48.77	49.10			47.63	47.84
Fees and other revenue as a % of average assets	4.15	4.11			3.93	3.70

N.M. Not meaningful.

(1)          See “Mortgage Banking” section below for further discussion of mortgage banking revenue.

Net Interest Income

TCF’s net interest income in 2004 was $491.9 million, up $10.7 million, or 2 percent, from 2003.  Net interest margin in 2004 was 4.54 percent, unchanged from 2003.  The increase in net interest income in 2004 is primarily attributable to the solid growth in average Power Assets, partially offset by the reductions in residential real estate loans and mortgage-backed securities (“treasury assets”) and mortgage loans held for sale.  Average Power Assets increased $1 billion over 2003, while treasury assets declined $690.3 million during the same period.

TCF’s net interest income in the fourth quarter of 2004 was $126.5 million, up $7.4 million, or 6 percent, from fourth quarter of 2003 and was up $2 million, or 2 percent, from the third quarter of 2004.  Net interest margin in the fourth quarter of 2004 was 4.56 percent, compared with 4.68 percent last year and 4.56 percent in the third quarter of 2004. The increase in net interest income in the fourth quarter from the fourth quarter of 2003 and the third quarter of 2004 was primarily driven by increases in average Power Assets

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coupled with the favorable impact of the increases in short-term interest rates partially offset by the reductions in treasury assets and mortgage loans held for sale.

Interest Rate Risk

TCF has positioned its balance sheet to benefit from a rising interest rate environment.  TCF’s one-year interest rate gap (the difference between interest-earning assets and interest-bearing liabilities repricing or maturing within the next twelve months), assuming no change in interest rates, was a positive $585 million, or 5 percent of total assets, at December 31, 2004, compared with a positive $161.3 million, or 1 percent of total assets at December 31, 2003 and a positive $1.1 billion, or 9 percent of total assets, at September 30, 2004.  The decrease in the one-year interest rate gap during the fourth quarter of 2004 was primarily due to an increase in treasury assets and the movement of certain long-term fixed-rate borrowings into the one-year interest rate gap.  The one-year interest rate gap is subject to a number of assumptions and is only one of a number of interest rate risk measurements and is best used as a general measure of the effect on net interest income of rising or falling interest rates.

Non-interest Income

Total non-interest income was $490.5 million for 2004, up $71.2 million, or 17 percent, from 2003.  Included in non-interest income for 2003 were losses of $44.3 million on the termination of debt.  There were no debt terminations in 2004.  Banking fees and other revenue increased $32.5 million, or 9 percent, during the year as a result of TCF’s expanding branch network and customer base, new products and services, and increased fees.  Included in banking fees and other revenue are card revenues of $63.3 million, up $10.3 million, or 19 percent, from 2003 primarily reflecting an 18 percent increase in off-line sales volume.

During 2004, TCF sold $1.4 billion of mortgage-backed securities and realized gains of $22.6 million compared with sales of $816.5 million of mortgage-backed securities and realized gains of $32.8 million in

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2003.  Other revenue was $14.1 million for 2004, up $5.1 million from 2003.  The increase was primarily due to gains on sales of student loans of $7.8 million in 2004 compared with gains of $3.1 million in 2003.

For the fourth quarter of 2004, total non-interest income was up 15 percent to $132.5 million.  Banking fees and other revenue increased $7.9 million, or 9 percent, over the fourth quarter of 2003.  Card revenues, included in banking fees and other revenue, totaled $17.5 million for the fourth quarter of 2004, up $5.4 million, or 45 percent, over the same period in 2003.  The increase was attributable to a 21 percent increase in off-line sales volume coupled with an 18 basis point increase in the average off-line interchange rate.

Leasing and equipment finance revenues were $21 million for the fourth quarter of 2004, up $5.7 million, or 37 percent, from the 2003 fourth quarter.  The increase is primarily the result of a $5.4 million increase in sales-type lease revenues.  Leasing and equipment finance revenues may fluctuate from quarter to quarter based on customer driven factors not within the control of TCF.

During the 2004 fourth quarter, TCF took advantage of market conditions and sold $346.3 million of mortgage-backed securities and realized gains of $6.2 million.  There were no sales of securities during the fourth quarter of 2003.  For the fourth quarter of 2004, other revenue totaled $7.5 million, up $4.5 million, from the fourth quarter of 2003.  The increase was primarily due to gains on sales of student loans of $5.3 million during the 2004 fourth quarter compared with $941 thousand for the same 2003 period.

New Branch Expansion

TCF opened 30 new branches during 2004, including 19 new traditional branches and 11 new supermarket branches, and has now opened 258 new branches since January 1998 representing 60 percent of TCF’s 430 total branches.  During the fourth quarter of 2004, TCF opened 12 new branches consisting of eight traditional branches and four supermarket branches.  “TCF remains focused on its long-term strategy of expanding its franchise with the planned opening of 29 new branches in 2005, consisting of 24 new traditional branches and five new supermarket branches,” said Cooper.

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(# of branches)	December, 31 2004	December, 31 2003	December 31, 1997

Total Branches
Minnesota	101	98	75
Illinois	197	191	47
Wisconsin	34	34	28
Michigan	60	55	60
Colorado	32	18	7
Indiana	6	5	—
	430	401	217

New Branches*
Traditional	61	42
Supermarket	197	186
Total	258	228
% of Total Branches	60%	57%

*  New branches opened since January 1, 1998.

Additional information regarding the results of TCF’s new branches opened since January 1, 1998 is summarized as follows:

	At or For the Year Ended December 31,
($ in thousands)	2004	2003	Change	% Change

Number of checking accounts	575,537	495,211	80,326	16.2%
Deposits:
Checking	$868,164	$616,539	$251,625	40.8
Savings	423,165	390,253	32,912	8.4
Money market	54,542	66,604	(12,062)	(18.1)
Subtotal	1,345,871	1,073,396	272,475	25.4
Certificates of deposit	156,958	152,050	4,908	3.2
Total deposits	$1,502,829	$1,225,446	$277,383	22.6

Total fees and other revenue (quarter ended)	$39,329	$32,766	$6,563	20.0
Total fees and other revenue (year ended)	$153,788	$126,123	$27,665	21.9

Power Assets®

“TCF’s Power Asset lending operations continue to generate strong growth, resulting in a $1 billion increase in Power Assets over 2003,” said Cooper.  TCF’s consumer loan average balances increased $717.5 million, or 22 percent, and leasing and equipment finance average balances increased $191.4 million, or 18 percent, from 2003.  The growth in leasing and equipment finance was also aided by the March 2004

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acquisition of VGM Leasing Inc., a company specializing in home medical equipment financing, which had $103 million of average leasing and equipment finance balances for 2004.

	Average Balances for the Year Ended December 31,
($ in thousands)	2004	2003	Change	% Change
Loans and leases*:
Consumer	$4,005,558	$3,288,040	$717,518	21.8%
Commercial real estate	2,008,943	1,854,452	154,491	8.3
Commercial business	431,793	445,634	(13,841)	(3.1)
Leasing and equipment finance	1,285,925	1,094,532	191,393	17.5
Power Assets	$7,732,219	$6,682,658	$1,049,561	15.7

*  Excludes residential real estate loans and loans held for sale.

Power Liabilities®

“Our continued focus on growing our customer base resulted in an increase of 91,331 checking accounts, or 6 percent, in 2004 to 1,535,152 accounts despite increased competition in all our markets,” said Cooper.  “Growing checking accounts is an important part of our long-term strategies.”  Average Power Liabilities totaled $7.8 billion for 2004, with an average interest rate of .55 percent, down 18 basis points from 2003.  Average checking, savings and money market balances increased $249.4 million from 2003 despite a $125.5 million reduction in average custodial account balances related to the significant decrease in mortgage banking activity.  Certificates of deposit declined from 2003, as other lower-cost funding sources were available to TCF.

	Average Balances and Rates for the Year Ended December 31,
($ in thousands)	2004	2003	Change		% Change
Checking	$3,581,931	$3,073,490	$508,441		16.5%
Savings	1,935,814	2,071,548	(135,734)		(6.6)
Money market	763,925	887,273	(123,348)		(13.9)
Subtotal	6,281,670	6,032,311	249,359		4.1
Certificates of deposit	1,493,938	1,743,533	(249,595)		(14.3)
Power Liabilities	$7,775,608	$7,775,844	$(236)		—

Number of checking accounts, period-end	1,535,152	1,443,821	91,331		6.3
Average rate on deposits	.55%	.73%	(18)	bps	N/A

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Residential Real Estate Loans and Securities Available for Sale

Average balances of residential real estate loans and securities available for sale (consisting primarily of mortgage-backed securities) totaled $2.6 billion for 2004, a decrease of $690 million from 2003.  This decline in average balances primarily reflects the significant decline in balances which occurred during 2003 as a result of the high level of prepayments.  These assets remained relatively flat throughout 2004 at approximately $2.6 billion.  During the fourth quarter of 2004, TCF stopped originating loans for its residential real estate portfolio.  Future consumer loan origination activity will be dedicated to the consumer home equity loan portfolio.  At December 31, 2004, the unrealized pre-tax loss on TCF’s securities available for sale portfolio was $2.2 million.

	Average Balances and Yields for the Year Ended December 31,		Change
($ in thousands)	2004	2003	$	%
Residential real estate loans	$1,104,814	$1,440,688	$(335,874)	(23.3)%
Securities available for sale	1,536,673	1,891,062	(354,389)	(18.7)
Total	$2,641,487	$3,331,750	$(690,263)	(20.7)

Yield	5.45%	5.77%

Non-interest Expense

Non-interest expense totaled $586.9 million for 2004, a 5 percent increase from 2003.  The increase was primarily due to costs associated with new branch expansion, additional advertising and promotions expense focused on producing and retaining TCF’s deposit customer base, increased incentive compensation resulting from improved performance and increased deposit account losses resulting from increased customer transaction activity.  Other expenses totaled $119.5 million for 2004, down $5 million, from 2003.  Contributing to the decline in other expenses was a reduction in real estate owned expense of $3.1 million coupled with a reduction in mortgage banking expenses of $2 million.

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Non-interest expense totaled $154.4 million for the 2004 fourth quarter, up $12.2 million, or 9 percent, from $142.2 million for the 2003 fourth quarter.  Compensation and employee benefits increased $9.6 million, or 13 percent, from the fourth quarter of 2003, primarily driven by a $4.2 million increase in incentive compensation resulting from improved performance in 2004 and a $1.9 million increase related to new branches opened during the past 12 months.  Occupancy and equipment expenses increased $2.1 million, or 9 percent, from the fourth quarter of 2003, with $1.4 million relating to costs associated with new branch expansion.

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
($ in thousands)	2004	2003	$	%	2004	2003	$	%

Compensation and employee benefits	$86,338	$76,752	$9,586	12.5%	$322,824	$302,804	$20,020	6.6%
Occupancy and equipment	25,057	22,984	2,073	9.0	95,617	88,423	7,194	8.1
Advertising and promotions	6,568	6,204	364	5.9	26,353	25,536	817	3.2
Deposit account losses	5,675	5,448	227	4.2	22,624	18,820	3,804	20.2
Other	30,758	30,856	(98)	(0.3)	119,516	124,526	(5,010)	(4.0)
Total non-interest expense	$154,396	$142,244	$12,152	8.5	$586,934	$560,109	$26,825	4.8

Credit Quality

At December 31, 2004, TCF’s allowance for loan and lease losses totaled $79.9 million, or .85 percent of loans and leases, compared with $76.6 million, or .92 percent, at December 31, 2003.  The provision for credit losses for 2004 was $10.9 million, down from $12.5 million for 2003.  Net loan and lease charge-offs in 2004 were $9.5 million, or .11 percent of average loans and leases, down from $12.9 million, or .16 percent in 2003.  At December 31, 2004, TCF’s over-30-day delinquency rate was .37 percent, down from .47 percent at December 31, 2003.  Total non-performing assets were $64.1 million, or .52 percent of total assets, at December 31, 2004, down from $68.9 million, or .61 percent, at December 31, 2003, primarily reflecting a net decrease in other real estate owned of $16.3 million partially offset by a net increase in non-accrual loans and leases as a result of the $18.8 million investment in a leveraged airplane lease moving to non-accrual status, during the third quarter of 2004.

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	Three Months Ended December 31,				Year Ended December 31,
($ in thousands)	2004		2003		2004		2003
Allowance for loan and lease losses:
Balance at beginning of period	$78,976		$78,666		$76,619		$77,008
Net (charge-offs) recoveries:
Consumer	(806)		(1,002)		(3,232)		(3,189)
Commercial real estate	2		(1,294)		(476)		(1,336)
Commercial business	(67)		(47)		(153)		(782)
Leasing and equipment finance	(2,273)		(3,708)		(5,545)		(7,537)
Residential real estate	(27)		(33)		(73)		(77)
Total	(3,171)		(6,084)		(9,479)		(12,921)
Provision for credit losses	4,073		4,037		10,947		12,532
Acquired allowance	—		—		1,791		—
Balance at end of period	$79,878		$76,619		$79,878		$76,619
Key Indicators:
Allowance for loans and leases as a percentage of total loans and leases	.85%		.92%		.85%		.92%
Annualized net charge-offs as a percentage of average loans and leases	.14%		.30%		.11%		.16%
Period-end allowance as a multiple of annualized net charge-offs	6.3	X	3.1	X	8.4	X	5.9	X
Income before income taxes and provision for loan losses as a multiple of net charge-offs	33.0	X	15.1	X	41.7	X	26.3	X

Mortgage Banking

During 2004, TCF restructured its mortgage banking business by eliminating the wholesale loan origination activities and downsizing and integrating its retail loan origination function with its consumer lending business.  TCF’s mortgage banking business no longer originates any new loans and continues to service the remaining $4.5 billion portfolio of mortgage loans for third party investors.  During the fourth quarter of 2004, TCF increased its mortgage servicing rights valuation allowance by $2.5 million and at December 31, 2004, the mortgage servicing rights asset totaled $46.4 million, 1.03% of the related servicing portfolio.  The following table summarizes the components of mortgage banking revenues.

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
($ in thousands)	2004	2003	$	%	2004	2003	$	%

Servicing income	$4,170	$4,791	$(621)	(13.0)%	$17,349	$20,533	$(3,184)	(15.5)%
Less mortgage servicing rights:
Amortization	3,366	3,387	(21)	(0.6)	13,091	23,680	(10,589)	(44.7)
Impairment	2,500	(2,347)	4,847	N.M.	1,500	21,153	(19,653)	(92.9)
Subtotal	5,866	1,040	4,826	N.M.	14,591	44,833	(30,242)	(67.5)
Net servicing income (loss)	(1,696)	3,751	(5,447)	N.M.	2,758	(24,300)	27,058	N.M.
Gains on sales of loans	1,361	2,392	(1,031)	(43.1)	8,107	33,505	(25,398)	(75.8)
Other income	213	430	(217)	(50.5)	2,095	3,514	(1,419)	(40.4)
Total mortgage banking	$(122)	$6,573	$(6,695)	N.M.	$12,960	$12,719	$241	1.9

N.M. Not meaningful.

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Income Taxes

TCF’s income tax expense was $129.5 million for 2004, or 33.68 percent of income before income tax expense, compared with $111.9 million, or 34.14 percent, for the same 2003 period.  The lower effective income tax rate in 2004 was primarily due to increased investments in affordable housing limited partnerships and lower state and local income taxes.  TCF’s income tax expense was $33.1 million for the fourth quarter of 2004, or 32.96 percent of income before income tax expense, compared with $28.2 million, or 32.14 percent, for the comparable 2003 period.

Capital

TCF repurchased 3,984,890 shares of its common stock during 2004 at an average cost of $29.14 per share, including 1,570,000 shares at an average cost of $30.72 during the fourth quarter.  TCF has 3.5 million shares remaining in its stock repurchase program authorized by its Board of Directors.  Since 1997, TCF has repurchased 54.2 million shares of its stock, at an average cost of $17.58 per share.

($ in thousands, except per-share data)	At December 31, 2004		At December 31, 2003

Stockholders’ equity	$958,418		$920,858
Stockholders’ equity to total assets	7.77%		8.14%
Book value per common share	$6.99		$6.53

Total risk-based capital	$958,900	10.88%	$841,982	10.73%
Total risk-based capital “well-capitalized” requirement	$881,481	10.00%	$784,562	10.00%
Excess risk-based capital over “well-capitalized” requirement	$77,419.88%		$57,420.73%

Website Information

A live webcast of TCF’s conference call to discuss 2004 and fourth quarter earnings will be hosted at TCF’s website, www.tcfexpress.com, on January 13, 2004 at 10:00 a.m., CT.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

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TCF is a Wayzata, Minnesota-based national financial holding company with $12.3 billion in assets.  TCF has 430 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, mortgage banking, securities brokerage, and investments and insurance sales.

Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; ability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting policies and guidelines, or monetary, fiscal or tax policies of the federal or state governments; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios, including declines in commercial or residential real estate values or a bankruptcy filing by Delta Airlines, the lessee under a leveraged lease in which TCF holds an equity interest; technological, computer-related or operational difficulties; adverse changes in securities markets; the risk that TCF could be unable to effectively manage the volatility of its mortgage servicing portfolio, which could adversely affect earnings; and results of litigation or other significant uncertainties.  Investors should consult TCF’s Annual Report to Shareholders and reports on Forms 10-K, 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended December 31,
	2004	2003	$ Change	% Change
Interest income:
Loans and leases	$140,469	$125,042	$15,427	12.3%
Securities available for sale	19,484	19,995	(511)	(2.6)
Loans held for sale	2,421	3,097	(676)	(21.8)
Investments	1,014	785	229	29.2
Total interest income	163,388	148,919	14,469	9.7
Interest expense:
Deposits	12,250	10,990	1,260	11.5
Borrowings	24,649	18,837	5,812	30.9
Total interest expense	36,899	29,827	7,072	23.7
Net interest income	126,489	119,092	7,397	6.2
Provision for credit losses	4,073	4,037	36.9
Net interest income after provision for credit losses	122,416	115,055	7,361	6.4
Non-interest income:
Fees and service charges	67,536	64,486	3,050	4.7
Card revenue	17,458	12,069	5,389	44.7
ATM revenue	10,326	10,400	(74)	(.7)
Investments and insurance revenue	2,609	3,037	(428)	(14.1)
Subtotal	97,929	89,992	7,937	8.8
Leasing and equipment finance	21,047	15,372	5,675	36.9
Mortgage banking	(122)	6,573	(6,695)	N.M.
Other	7,457	2,928	4,529	154.7
Fees and other revenue	126,311	114,865	11,446	10.0
Gains on sales of securities available for sale	6,204	—	6,204	100.0
Total non-interest income	132,515	114,865	17,650	15.4
Non-interest expense:
Compensation and employee benefits	86,338	76,752	9,586	12.5
Occupancy and equipment	25,057	22,984	2,073	9.0
Advertising and promotions	6,568	6,204	364	5.9
Other	36,433	36,304	129.4
Total non-interest expense	154,396	142,244	12,152	8.5
Income before income tax expense	100,535	87,676	12,859	14.7
Income tax expense	33,133	28,180	4,953	17.6
Net income	$67,402	$59,496	$7,906	13.3

Net income per common share:
Basic	$.50	$.43	$.07	16.3
Diluted	$.50	$.43	$.07	16.3

Dividends declared per common share	$.1875	$.1625	$.025	15.4

Average common and common equivalent shares outstanding (in thousands):
Basic	134,760	138,450	(3,690)	(2.7)
Diluted	135,610	139,118	(3,508)	(2.5)

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Year Ended December 31,
	2004	2003	$ Change	% Change
Interest income:
Loans and leases	$527,178	$513,171	$14,007	2.7%
Securities available for sale	80,643	103,821	(23,178)	(22.3)
Loans held for sale	11,533	20,016	(8,483)	(42.4)
Investments	3,455	4,511	(1,056)	(23.4)
Total interest income	622,809	641,519	(18,710)	(2.9)
Interest expense:
Deposits	42,581	56,795	(14,214)	(25.0)
Borrowings	88,337	103,579	(15,242)	(14.7)
Total interest expense	130,918	160,374	(29,456)	(18.4)
Net interest income	491,891	481,145	10,746	2.2
Provision for credit losses	10,947	12,532	(1,585)	(12.6)
Net interest income after provision for credit losses	480,944	468,613	12,331	2.6
Non-interest income:
Fees and service charges	271,664	247,456	24,208	9.8
Card revenue	63,312	52,991	10,321	19.5
ATM revenue	42,935	43,623	(688)	(1.6)
Investments and insurance revenue	12,558	13,901	(1,343)	(9.7)
Subtotal	390,469	357,971	32,498	9.1
Leasing and equipment finance	50,323	51,088	(765)	(1.5)
Mortgage banking	12,960	12,719	241	1.9
Other	14,114	9,014	5,100	56.6
Fees and other revenue	467,866	430,792	37,074	8.6
Gains on sales of securities available for sale	22,600	32,832	(10,232)	(31.2)
Gains (losses) on termination of debt	—	(44,345)	44,345	100.0
Other non-interest income	22,600	(11,513)	34,113	N.M.
Total non-interest income	490,466	419,279	71,187	17.0
Non-interest expense:
Compensation and employee benefits	322,824	302,804	20,020	6.6
Occupancy and equipment	95,617	88,423	7,194	8.1
Advertising and promotions	26,353	25,536	817	3.2
Other	142,140	143,346	(1,206)	(.8)
Total non-interest expense	586,934	560,109	26,825	4.8
Income before income tax expense	384,476	327,783	56,693	17.3
Income tax expense	129,483	111,905	17,578	15.7
Net income	$254,993	$215,878	$39,115	18.1

Net income per common share:
Basic	$1.87	$1.53	$.34	22.2
Diluted	$1.86	$1.53	$.33	21.6

Dividends declared per common share	$.75	$.65	$.10	15.4

Average common and common equivalent shares outstanding (in thousands):
Basic	136,616	140,987	(4,371)	(3.1)
Diluted	137,175	141,541	(4,366)	(3.1)

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At December 31,	At December 31,	Change
	2004	2003	$	%

ASSETS

Cash and due from banks	$359,798	$370,054	$(10,256)	(2.8)%
Investments	103,226	75,223	28,003	37.2
Securities available for sale	1,619,941	1,533,288	86,653	5.7
Loans held for sale	154,279	335,372	(181,093)	(54.0)
Loans and leases:
Consumer	4,418,588	3,630,341	788,247	21.7
Commercial real estate	2,154,396	1,916,701	237,695	12.4
Commercial business	424,135	427,696	(3,561)	(.8)
Leasing and equipment finance	1,375,372	1,160,397	214,975	18.5
Subtotal	8,372,491	7,135,135	1,237,356	17.3
Residential real estate	1,014,166	1,212,643	(198,477)	(16.4)
Total loans and leases	9,386,657	8,347,778	1,038,879	12.4
Allowance for loan and lease losses	(79,878)	(76,619)	(3,259)	(4.3)
Net loans and leases	9,306,779	8,271,159	1,035,620	12.5
Premises and equipment	326,667	282,193	44,474	15.8
Goodwill	152,599	145,462	7,137	4.9
Deposit base intangibles	4,245	5,907	(1,662)	(28.1)
Mortgage servicing rights	46,442	52,036	(5,594)	(10.8)
Other assets	266,591	248,321	18,270	7.4
	$12,340,567	$11,319,015	$1,021,552	9.0

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,905,987	$3,248,412	$657,575	20.2
Savings	1,927,872	1,905,923	21,949	1.2
Money market	659,686	845,291	(185,605)	(22.0)
Subtotal	6,493,545	5,999,626	493,919	8.2
Certificates of deposit	1,468,650	1,612,123	(143,473)	(8.9)
Total deposits	7,962,195	7,611,749	350,446	4.6
Short-term borrowings	1,056,111	878,412	177,699	20.2
Long-term borrowings	2,048,492	1,536,413	512,079	33.3
Total borrowings	3,104,603	2,414,825	689,778	28.6
Accrued expenses and other liabilities	315,351	371,583	(56,232)	(15.1)
Total liabilities	11,382,149	10,398,157	983,992	9.5
Stockholders’ equity:
Preferred stock, par value $.01 per share, 30,000,000 shares authorized; none issued or outstanding	—	—	—	—
Common stock, par value $.01 per share, 280,000,000 shares authorized; 184,939,094 and 185,026,710 shares issued	1,849	925	924	99.9
Additional paid-in capital	518,741	518,878	(137)	—
Retained earnings, subject to certain restrictions	1,385,760	1,234,804	150,956	12.2
Accumulated other comprehensive (loss) income	(1,415)	5,652	(7,067)	N.M.
Treasury stock at cost, 47,752,934 and 44,074,050 shares, and other	(946,517)	(839,401)	(107,116)	(12.8)
Total stockholders’ equity	958,418	920,858	37,560	4.1
	$12,340,567	$11,319,015	$1,021,552	9.0

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses:

	At or For the Year Ended December 31, 2004				At or For the Year Ended December 31, 2003
		Allowance as a % of		Net Charge-offs		Allowance as a of %		Net Charge-offs
	Allowance	Portfolio	$	%	Allowance	Portfolio	$	%
Consumer	$9,939.22%		$3,232.08%		$9,084.25%		$3,189.10%
Commercial real estate	20,742.96			476.02	25,142	1.31		1,336.07
Commercial business	7,696	1.81		153.04	11,797	2.76		782.18
Leasing and equipment finance	24,566	1.79		5,545.43	13,515	1.16		7,537.69
Unallocated	16,139	n/a	—	n/a	16,139	n/a	—	n/a
Subtotal	79,082.94			9,406.12	75,677	1.06		12,844.19
Residential real estate	796.08			73.01	942.08			77.01
Total	$79,878.85		$9,479.11		$76,619.92			$12,921.16

Non-performing assets:

	At	At	At	Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2004	2004	2003	2004	2003

Non-accrual loans and leases:
Consumer	$12,187	$11,959	$12,052	$228	$135
Commercial real estate	1,093	1,026	2,490	67	(1,397)
Commercial business	4,533	2,861	2,931	1,672	1,602
Leasing and equipment finance	25,678	28,114	13,940	(2,436)	11,738
Residential real estate	3,387	2,763	3,993	624	(606)
Total non-accrual loans and leases	46,878	46,723	35,406	155	11,472
Other real estate owned:
Residential real estate	11,726	12,028	20,462	(302)	(8,736)
Commercial real estate	5,465	10,717	12,992	(5,252)	(7,527)
Total other real estate owned	17,191	22,745	33,454	(5,554)	(16,263)
Total non-performing assets	$64,069	$69,468	$68,860	$(5,399)	$(4,791)

Over 30-day delinquency data (1):

	At December 31, 2004		At September 30, 2004		At December 31, 2003
	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio
Consumer	$15,436.35%		$15,256.36%		$17,673.49%
Commercial real estate	32	—	1,958.10		58	—
Commercial business	404.10		1,282.29		282.07
Leasing and equipment finance	8,997.67		7,064.54		10,619.93
Residential real estate	9,516.94		9,776.94		10,112.84
Total	$34,385.37		$35,336.39		$38,744.47

Potential Problem Loans and Leases (2):

	At	At	At	Change from
	December 31, 2004	September 30, 2004	December 31, 2003	September 30, 2004	December 31, 2003
Commercial real estate	$34,138	$31,397	$20,279	$2,741	$13,859
Commercial business	18,112	21,607	12,721	(3,495)	5,391
Leasing and equipment finance	18,816	17,669	15,094	1,147	3,722
	$71,066	$70,673	$48,094	$393	$22,972

(1)	Excludes non-accrual loans and leases.
(2)

Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,
	2004			2003
	Average Balance	Interest	Yields and Rates (1)	Average Balance	Interest	Yields and Rates (1)

ASSETS

Investments	$105,603	$1,014	3.83%	$75,397	$785	4.15%
Securities available for sale	1,534,776	19,484	5.08	1,505,379	19,995	5.31
Loans held for sale	254,617	2,421	3.78	359,650	3,097	3.42
Loans and leases:
Consumer	4,308,053	68,230	6.30	3,529,177	55,657	6.26
Commercial real estate	2,094,012	29,474	5.60	1,875,215	26,290	5.56
Commercial business	430,658	5,097	4.71	424,310	4,438	4.15
Leasing and equipment finance	1,341,985	23,031	6.86	1,152,753	20,318	7.05
Subtotal	8,174,708	125,832	6.13	6,981,455	106,703	6.07
Residential real estate	1,027,302	14,637	5.69	1,256,847	18,339	5.83
Total loans and leases	9,202,010	140,469	6.08	8,238,302	125,042	6.04

Total interest-earning assets	11,097,006	163,388	5.87	10,178,728	148,919	5.82

Other assets	1,072,330			1,002,824

Total assets	$12,169,336			$11,181,552

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,382,674			$2,199,983
Interest-bearing deposits:
Checking	1,450,200	1,700.47		1,110,296	213.08
Savings	1,820,580	2,338.51		1,816,220	1,782.39
Money market	685,885	793.46		866,408	823.38
Subtotal	3,956,665	4,831.49		3,792,924	2,818.29
Certificates of deposit	1,469,735	7,419	2.01	1,607,495	8,172	2.02
Total interest-bearing deposits	5,426,400	12,250.90		5,400,419	10,990.81

Total deposits	7,809,074	12,250.62		7,600,402	10,990.57

Borrowings:
Short-term borrowings	1,003,746	5,142	2.04	941,460	2,931	1.24
Long-term borrowings	2,045,505	19,507	3.80	1,358,496	15,906	4.65
Total borrowings	3,049,251	24,649	3.22	2,299,956	18,837	3.25

Total deposits and borrowings	10,858,325	36,899	1.35	9,900,358	29,827	1.20

Other liabilities	360,004			372,034

Total liabilities	11,218,329			10,272,392

Stockholders’ equity	951,007			909,160

Total liabilities and stockholders’ equity	$12,169,336			$11,181,552

Net interest income and margin		$126,489	4.56%		$119,092	4.68%

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2004			2003
	Average Balance	Interest	Yields and Rates	Average Balance	Interest	Yields and Rates

ASSETS

Investments	$124,833	$3,455	2.77%	$101,455	$4,511	4.45%
Securities available for sale	1,536,673	80,643	5.25	1,891,062	103,821	5.49
Loans held for sale	331,529	11,533	3.48	488,634	20,016	4.10
Loans and leases:
Consumer	4,005,558	245,439	6.13	3,288,040	214,971	6.54
Commercial real estate	2,008,943	110,446	5.50	1,854,452	108,867	5.87
Commercial business	431,793	18,569	4.30	445,634	19,020	4.27
Leasing and equipment finance	1,285,925	89,364	6.95	1,094,532	81,912	7.48
Subtotal	7,732,219	463,818	6.00	6,682,658	424,770	6.36
Residential real estate	1,104,814	63,360	5.73	1,440,688	88,401	6.14
Total loans and leases	8,837,033	527,178	5.97	8,123,346	513,171	6.32

Total interest-earning assets	10,830,068	622,809	5.75	10,604,497	641,519	6.05

Other assets	1,052,679			1,053,073

Total assets	$11,882,747			$11,657,570

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,355,000			$2,232,883
Interest-bearing deposits:
Checking	1,338,893	3,820.29		1,064,380	948.09
Savings	1,823,852	7,490.41		1,847,775	9,298.50
Money market	763,925	2,992.39		887,273	4,447.50
Subtotal	3,926,670	14,302.36		3,799,428	14,693.39
Certificates of deposit	1,493,938	28,279	1.89	1,743,533	42,102	2.41
Total interest-bearing deposits	5,420,608	42,581.79		5,542,961	56,795	1.02

Total deposits	7,775,608	42,581.55		7,775,844	56,795.73

Borrowings:
Short-term borrowings	809,106	12,664	1.57	757,128	9,451	1.25
Long-term borrowings	1,984,069	75,673	3.81	1,778,671	94,128	5.29
Total borrowings	2,793,175	88,337	3.16	2,535,799	103,579	4.08

Total deposits and borrowings	10,568,783	130,918	1.24	10,311,643	160,374	1.56

Other liabilities	370,184			409,539

Total liabilities	10,938,967			10,721,182

Stockholders’ equity	943,780			936,388

Total liabilities and stockholders’ equity	$11,882,747			$11,657,570

Net interest income and margin		$491,891	4.54%		$481,145	4.54%

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Dec. 31, 2004	Sep. 30, 2004	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003
Interest income:
Loans and leases	$140,469	$133,295	$128,141	$125,273	$125,042
Securities available for sale	19,484	20,414	20,413	20,332	19,995
Loans held for sale	2,421	2,931	3,340	2,841	3,097
Investments	1,014	773	895	773	785
Total interest income	163,388	157,413	152,789	149,219	148,919
Interest expense:
Deposits	12,250	10,318	9,474	10,539	10,990
Borrowings	24,649	22,605	20,896	20,187	18,837
Total interest expense	36,899	32,923	30,370	30,726	29,827
Net interest income	126,489	124,490	122,419	118,493	119,092
Provision for credit losses	4,073	2,644	3,070	1,160	4,037
Net interest income after provision for credit losses	122,416	121,846	119,349	117,333	115,055
Non-interest income:
Fees and service charges	67,536	71,353	73,116	59,659	64,486
Card revenue	17,458	16,339	16,024	13,491	12,069
ATM revenue	10,326	11,474	11,138	9,997	10,400
Investments and insurance revenue	2,609	3,057	3,430	3,462	3,037
Subtotal	97,929	102,223	103,708	86,609	89,992
Leasing and equipment finance	21,047	6,864	12,245	10,167	15,372
Mortgage banking	(122)	4,131	5,496	3,455	6,573
Other	7,457	2,585	1,844	2,228	2,928
Fees and other revenue	126,311	115,803	123,293	102,459	114,865
Gains on sales of securities available for sale	6,204	3,679	—	12,717	—
Total non-interest income	132,515	119,482	123,293	115,176	114,865
Non-interest expense:
Compensation and employee benefits	86,338	78,010	79,597	78,879	76,752
Occupancy and equipment	25,057	23,673	23,397	23,490	22,984
Advertising and promotions	6,568	7,377	6,498	5,910	6,204
Other	36,433	38,866	34,414	32,427	36,304
Total non-interest expense	154,396	147,926	143,906	140,706	142,244
Income before income tax expense	100,535	93,402	98,736	91,803	87,676
Income tax expense	33,133	31,690	33,518	31,142	28,180
Net income	$67,402	$61,712	$65,218	$60,661	$59,496

Net income per common share:
Basic	$.50	$.45	$.47	$.44	$.43
Diluted	$.50	$.45	$.47	$.44	$.43

Dividends declared per common share	$.1875	$.1875	$.1875	$.1875	$.1625

Financial Ratios:

Return on average assets(1)	2.22%	2.06%	2.20%	2.11%	2.13%
Return on average common equity(1)	28.35	25.96	27.68	25.90	26.18
Net interest margin(1)	4.56	4.56	4.53	4.52	4.68
Net charge-offs as a percentage of average loans and leases(1)	.14	.17	.10	.02	.30
Average total equity to average assets	7.81	7.94	7.95	8.13	8.13

(1)         Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Dec. 31, 2004	Sept. 30, 2004	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003

ASSETS

Cash and due from banks	$350,497	$351,383	$347,551	$326,731	$339,531
Investments	105,603	94,910	157,591	141,770	75,397
Securities available for sale	1,534,776	1,545,768	1,546,694	1,519,374	1,505,379
Loans held for sale	254,617	327,953	385,193	359,238	359,650
Loans and leases:
Consumer	4,308,053	4,099,569	3,904,194	3,706,061	3,529,177
Commercial real estate	2,094,012	2,012,790	1,985,498	1,942,494	1,875,215
Commercial business	430,658	440,010	428,602	427,824	424,310
Leasing and equipment finance	1,341,985	1,320,495	1,285,989	1,194,235	1,152,753
Subtotal	8,174,708	7,872,864	7,604,283	7,270,614	6,981,455
Residential real estate	1,027,302	1,076,619	1,123,062	1,193,435	1,256,847
Total loans and leases	9,202,010	8,949,483	8,727,345	8,464,049	8,238,302
Allowance for loan and lease losses	(79,502)	(80,077)	(79,169)	(77,655)	(78,655)
Net loans and leases	9,122,508	8,869,406	8,648,176	8,386,394	8,159,647
Premises and equipment	322,492	313,068	297,492	287,322	276,541
Goodwill	152,599	152,599	152,599	146,678	145,462
Deposit base intangibles	4,448	4,865	5,280	5,695	6,111
Mortgage servicing rights	49,746	51,380	50,876	51,432	49,955
Other assets	272,050	264,226	264,826	301,010	263,879
	$12,169,336	$11,975,558	$11,856,278	$11,525,644	$11,181,552

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,741,608	$3,657,340	$3,596,808	$3,329,383	$3,194,672
Savings	1,911,846	1,925,674	1,982,818	1,923,295	1,931,827
Money market	685,885	738,769	799,485	832,695	866,408
Subtotal	6,339,339	6,321,783	6,379,111	6,085,373	5,992,907
Certificates of deposit	1,469,735	1,458,905	1,467,654	1,580,107	1,607,495
Total deposits	7,809,074	7,780,688	7,846,765	7,665,480	7,600,402
Short-term borrowings	1,003,746	824,955	669,938	735,475	941,460
Long-term borrowings	2,045,505	2,059,525	2,017,232	1,812,508	1,358,496
Total borrowings	3,049,251	2,884,480	2,687,170	2,547,983	2,299,956
Accrued expenses and other liabilities	360,004	359,488	379,965	375,192	372,034
Total liabilities	11,218,329	11,024,656	10,913,900	10,588,655	10,272,392
Stockholders’ equity:
Common stock	1,850	1,206	925	925	925
Additional paid-in capital	518,012	517,020	516,990	517,203	517,657
Retained earnings	1,360,169	1,318,461	1,282,080	1,243,968	1,209,630
Accumulated other comprehensive income (loss)	(527)	(2,781)	(11,666)	11,784	4,332
Treasury stock at cost and other	(928,497)	(883,004)	(845,951)	(836,891)	(823,384)
	951,007	950,902	942,378	936,989	909,160
	$12,169,336	$11,975,558	$11,856,278	$11,525,644	$11,181,552

Supplemental Information:
Residential real estate loans	$1,027,302	$1,076,619	$1,123,062	$1,193,435	$1,256,847
Securities available for sale	1,534,776	1,545,768	1,546,694	1,519,374	1,505,379
Total residential real estate loans and securities available for sale	$2,562,078	$2,622,387	$2,669,756	$2,712,809	$2,762,226

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